As filed with the Securities and Exchange Commission on September 12, 2007

                                                     Registration No. 333-132687


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                           POST-EFFECTIVE AMENDMENT TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MC SHIPPING INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   LIBERIA                                       98-0101881
(State or Other Jurisdiction of Incorporation                (I.R.S. Employer
               or Organization)                           Identification Number)

          RICHMOND HOUSE, 12 PAR-LA-VILLE ROAD, HAMILTON HM CX, BERMUDA
                                 (441) 295-7933
    (Address, Including Zip Code, and Telephone Number, Including Area Code,)
                  of Registrant's Principal Executive Offices)

                     MC SHIPPING INC. 2001 STOCK OPTION PLAN
                              (Full title of Plan)
                           ---------------------------

                                 ROBERT CALLAHAN
                         240 EAST 86TH STREET, APT. 23G
                               NEW YORK, NY 10028

       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   COPIES TO:

                               Alexander Gorchakov
                 Chief Financial Officer and Corporate Secretary
                                MC Shipping Inc.
                             c/o MC Shipping S.A.M.
                               Gildo Pastor Center
                                7, rue du Gabian
                                 MC 98000 Monaco
                                (377) 97 97 49 93

               EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-132687) (the "Registration Statement") of MC Shipping Inc. (the "Company") pertaining to the registration of certain shares of the Company's common stock, par value $0.01 per share ("Common Stock"), issuable to eligible employees of the Company under the Company's 2001 Stock Option Plan, to which this Post-Effective Amendment relates, was filed with the Securities and Exchange Commission on March 24, 2006.

On September 12, 2007 (the "Effective Date"), the Company consummated the transactions contemplated by an Agreement and Plan of Merger (the "Merger") dated July 30, 2007 by and among Mast Acquisition Ltd., Mast Merger Sub Corp. and the Company.

As a result of the Merger, the Company has terminated all offerings of Common Stock pursuant to the Registration Statement. Accordingly, pursuant to Rule 478 under the Securities Act of 1933, as amended (the "Act"), and pursuant to the Company's undertaking contained in paragraph (1)(c) of item 9 of the Registration Statement, this Post-Effective Amendment to the Registration Statement is filed to deregister all shares of Common Stock previously registered that remain available for future grant as of the date hereof under the Company's 2001 Stock Option Plan.

                                   SIGNATURES


         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 12th day of September, 2007.


                                        MC SHIPPING, INC.



                                        By:    /s/  Antony S. Crawford
                                            ------------------------------------
                                            Name:  Antony S. Crawford
                                            Title: President and Chief Executive
                                                   Officer